Exhibit 10.1

DRONE AVIATION HOLDING CORP.

AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of December 21, 2018 (the “Effective Date”) by and among Drone Aviation Holding Corp., a Nevada corporation with its principal office at 11651 Central Parkway #118, Jacksonville, FL 32224 (the “Company”), and those purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time (each a “Purchaser”, and collectively, the “Purchasers”).

Recitals

A. The Company has authorized the sale and issuance of up to 10,000,000 shares (the “Shares” or “Securities”) of the common stock of the Company, $0.0001 par value per share (the “Common Stock”) to certain investors in a private placement at a price of $0.50 per Share (the “Offering”).

B. Pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506(b) promulgated thereunder, the Company desires to sell to the Purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time, and such Purchasers, severally and not jointly, desire to purchase from the Company that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A on the terms and subject to the conditions set forth in this Agreement.

Terms and Conditions

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Purchase of the Securities.

1.1 Agreement to Sell and Purchase. Upon the Company’s receipt of the Qualifying Contract (as hereinafter defined), the Company shall notify the Purchaser, by its delivery to the Purchaser of a Closing Notice, that the Company intends to close on the purchase of the Shares as provided for in this Agreement. “Closing Notice” means written notice from the Company to the Purchaser notifying them of receipt of the Qualifying Contract. Within three (3) business days after delivery of the Closing Notice, the parties will conduct a Closing (as hereinafter defined). At Closing, the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on Exhibit A for an aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A (the “Purchase Price”).

1.2 Closing; Closing Date; Additional Closings.

(a) Initial Closing. The initial completion of the sale and purchase of the Securities (the “Closing”) shall be held at 9:00 a.m. (Central Time) as soon as practicable following the satisfaction of the conditions set forth in Section 4 (the “Initial Closing Date”), remotely by facsimile or other electronic transmission of documents or at such other time and place as the Company and Purchasers may agree. In the event there is more than one closing, the terms “Closing” and “Closing Date” shall apply to each such closing and closing date unless otherwise specified and “Final Closing” and “Final Closing Date” shall apply to the final Closing of the Offering.

(b) Additional Closing. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Additional Securities” and the Additional Securities will be considered “Securities”), to one or more purchasers (the “Additional Purchasers” and the Additional Purchasers will be considered “Purchasers”), provided that (i) such subsequent sale is consummated prior to 30 days after the Initial Closing, and (ii) each Additional Purchaser shall become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement. Exhibit A to this Agreement shall be updated to reflect the number of Additional Securities purchased at each such Closing and the parties purchasing such Additional Securities.

1.3 Delivery of the Shares; Purchase Price Payment. At each Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a stock certificate or certificates in such denominations and registered in such names as such Purchaser may designate by notice to the Company, representing the Securities, dated as of such Closing Date (each a “Certificate”), against payment of the purchase price therefor by cash in the form of wire transfer, unless other means of payment shall have been agreed upon by the Purchasers and the Company. Purchaser’s shall fund their Purchase Price at any time after the Effective Date and prior to the Closing Date by wire transfer of the Purchase Price to the Company’s account set forth below:

Bank Name: City National Bank of Florida

Bank Address: 25 W. Flagler St, Miami, FL 33130

ABA#: 066004367

For credit to: Drone Aviation Holding Corp. Wire Account

Account No.: 1955079015

Re: DRNE Common Stock Offering December 2018

Any portion of the Purchase Price received prior to the Closing Date will be held by the Company in a segregated bank account. In the event that this Agreement is terminated prior to the Closing Date as set forth in Section 4.3, any funds received by the Company pursuant to this Agreement shall be promptly refunded in full without deduction of any cost or expense.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser:

2.1 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At Closing, the Company will have the requisite corporate power to issue and sell the Securities. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchasers, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

2.2 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company under this Agreement and the consummation of the actions contemplated by this Agreement will not (A) result in a violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s or its subsidiaries’ Articles of Incorporation or Bylaws as in effect on the date hereof or at Closing; (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company or its subsidiaries are a party or by which they are bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or any subsidiary is a party or by which they or their respective properties are bound; or (iv) any statute, rule, law or governmental regulation or order applicable to the Company or any of its subsidiaries; or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary are a party or by which they are bound or to which any of the property or assets of the Company or any subsidiary is subject other than such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Securities by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect and except for the filing of a Form D or any filings required to be made under state securities laws. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than as set forth on Schedule 2.2(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

2.3 Articles of Incorporation; Bylaws. The Company has made publicly available on the SEC’s EDGAR system true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.5 SEC Filings; Financial Statements. As used herein, the “Company SEC Documents” means all reports, schedules, forms, statements and other documents filed or furnished, as applicable, by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein during the period commencing December 31, 2014 and ending on the date hereof. As of their respective filing dates, true, correct and complete copies of each of the SEC Documents are available on the SEC’s EDGAR system. The Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of these Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. As of the date of filing, the consolidated financial statements contained in the Company SEC Documents: (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applicable in the United States applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in shareholders’ equity of the Company and its subsidiaries for the periods covered thereby.

2.6 Capitalization. As of the Effective Date, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which (A) 9,432,470 shares were issued and outstanding as of the date of this Agreement, and (B) 26,478,151 shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement. Except as set forth on Schedule 2.6 or the Company SEC Documents (including the Exhibits thereto), there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary, other than options granted to directors and employees of the Company and its subsidiaries pursuant to its 2015 Equity Incentive Plan; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as disclosed in the Company SEC Documents (or Exhibits thereto): there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities; and no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company except as provided in this Agreement.

2.7 Subsidiaries. Except as set forth on Schedule 2.2(a), the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and, if applicable to the jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. All of the outstanding capital stock or other securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.

2.8 Valid Issuance of Securities. The Securities are duly authorized and, when issued, sold and delivered and paid for in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale and delivery of the Securities in accordance with the terms of this Agreement will not be subject to preemptive rights of shareholders of the Company.

2.9 Offering. Assuming the accuracy of the representations of the Purchasers in Section 3.3 of this Agreement on the date hereof and on the Closing Date, the offer, issue and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchasers. Other than the Company SEC Documents and the Transaction Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities within the registration provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of the Securities Act.

2.10 Litigation. Except as set forth in the Company SEC Documents or on Schedule 2.10 hereto, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or to the Company’s knowledge threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body of which it has received written notice.

2.11 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

2.12 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

2.13 Compliance. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation or Bylaws (or similar organizational documents). Neither the Company nor the subsidiaries have been advised or have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and the subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.14 No Material Changes. Except as disclosed in the Company SEC Documents, since June 30, 2018, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Since June 30, 2018, the Company has not declared or paid any dividend or distribution or its capital stock.

2.15 Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents are in full force and effect on the date hereof, and neither the Company nor any applicable subsidiary of the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts. Neither the Company nor any of its subsidiaries has any contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

2.16 Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets, know how, customer lists, designs, manufacturing or other processes, computer software, systems, data complication, research results and other intellectual property rights and all applications and registrations therefore (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as proposed to be conducted, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which are likely to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. The Company and each of its Subsidiaries has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material Intellectual Property with respect to their products and technology. Neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any Subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. All licenses or other agreements under which (i) the Company or any Subsidiary employs Intellectual Property Rights, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property Rights owned or licensed by the Company or any Subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such Subsidiary) by the Company or any subsidiary with respect thereto which would result in a Material Adverse Effect.

2.17 Exchange Compliance. The Company’s common stock is not registered pursuant to the Exchange Act but is qualified to be quoted on the OTCQB tier of the OTC Markets (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance with all of the presently applicable requirements for continued quotation of the Common Stock on the Principal Market. The issuance of the Securities does not require shareholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.

2.18 Accountants. MaloneBailey, LLP, who expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and 2016, respectively have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. The Company covenants to file its Form 10-K containing audited consolidated financial statements for the year ended December 31, 2018 within the time period required by applicable securities laws (including any permitted extension).

2.19 Taxes. The Company and each of its subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or any of its subsidiaries by any taxing jurisdiction.

2.20 Insurance. The Company and each of its subsidiaries maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.21 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.22 Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.23 Related Party Transactions. To the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate, officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed or as appear in the SEC Documents.

2.24 Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

2.25 Disclosure Controls and Internal Controls.

(a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b) Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

(c) Except as set forth in the SEC Documents, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d) Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its/subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

2.26 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

2.27 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.28 Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.29 Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.30 Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company reasonably believes that its and its subsidiaries’ relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

The Company and each of its subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.31 Environmental Laws. The Company and each of its subsidiaries (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.32 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.33 Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since December 31, 2014, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.34 No Additional Agreements. Other than with respect to closing mechanics, the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other person to purchase Shares on terms more favorable to such person than as set forth herein.

2.35 No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1 Legal Power. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3 Investment Representations. In connection with the sale and issuance of the Securities, the Purchaser, for itself and no other Purchaser, makes the following representations:

(a) Investment for Own Account. The Purchaser is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(b) Transfer Restrictions; Legends. The Purchaser understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchasers in this Agreement, and that the Securities must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each Certificate representing the Securities will be endorsed with the following legend until the earlier of (1) such date as the Shares have been registered for resale by the Purchaser or (2) the date the Shares are eligible for sale under Rule 144 under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT.

(iv) the Company will instruct any transfer agent not to register the transfer of the Securities (or any portion thereof) until the applicable date set forth in clause (iii) above unless (A) the conditions specified in the foregoing legends are satisfied, (B) if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, (C) if the Holder provides the Company with reasonable assurance, such as through a representation letter, that the Securities may be sold pursuant to Rule 144 under the Securities Act, or (D) other reasonably satisfactory assurances of such nature are given to the Company. If so required by the Company’s transfer agent, the Company shall cause its counsel, at the expense of the Company, to issue and deliver a legal opinion to the transfer agent to effect the removal of the restrictive legend contemplated by this Agreement.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

Certificates evidencing the Shares shall not contain any legend (including the legend set forth in this Section): (i) upon the effectiveness of a registration statement covering the Shares, or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144, if such Shares have been held for one year pursuant to the requirements of Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Shares, the Company will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares containing a restrictive legend and such other documentation and representations as the Company, its legal counsel or Transfer Agent may reasonably request to confirm compliance with the preceding sentence as applicable (provided, however, that neither the Company nor its legal counsel will require a legal opinion in connection with any sale pursuant to Rule 144), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering the Shares if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system. The Company will pay all fees and expenses of its transfer agent and the Depository Trust Company in connection with the removal of legends pursuant to this Section 3.3(b).

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c) Financial Sophistication; Due Diligence. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

(d) Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e) Residency. The Purchaser is organized under the laws of the jurisdiction set forth beneath such Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath such Purchaser’s name on the signature page attached hereto.

(f) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Purchaser was first contacted by the Company such Purchaser had a pre-existing and substantial relationship with the Company.

3.4 No Investment, Tax or Legal Advice. Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

3.5 Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. Each Purchaser acknowledges that the information and data provided to the Purchaser in connection with the transaction contemplated hereby has not been subjected to independent verification. Each Purchaser acknowledges that it has not taken any actions that would deem the Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act.

3.6 No Short Position. As of the date hereof, and as of the date of the public announcement of the Offering, each Purchaser acknowledges and agrees that it does not and will not (between the date hereof and the date of the public announcement of the Offering) engage in any short sale of the Company’s voting stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

4. Conditions to Closing.

4.1 Conditions to Obligations of Purchasers at Closing. Each Purchaser’s obligation to purchase the Securities at a Closing is subject to the fulfillment to that Purchaser’s reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to Closing and a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchasers.

(b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to each Purchaser, the certificates required by this Agreement.

(c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution of Agreements. The Company shall have executed this Agreement and have delivered this Agreement to the Purchasers.

(e) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of the Company certifying as to (i) the truth and accuracy of the resolutions of the board of directors relating to the transaction contemplated hereby (a copy of which shall be included with such certificate) and (ii) the current versions of the Company’s Articles of Incorporation and bylaws.

(f) Trading and Listing. Trading and quotation of the Company’s common stock on the Principal Market shall not have been suspended by the SEC or the Principal Market.

(g) Market Listing. The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. and the Principal Market with respect to the issuance of the Securities and will obtain approval for quotation of the Shares on the Principal Market, as required.

(h) Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

(i) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

(j) Entry into Contract. The Company shall have entered into an agreement with a prime government contractor at any time commencing after October 8, 2018 whereby the Company agrees to provide a minimum of $4,000,000 in goods and services to such contractor (the “Qualifying Contract”).

4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment to the Company’s reasonable satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 3 shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing. The Purchasers shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution of Agreements. The Purchasers shall have executed this Agreement and delivered this Agreement to the Company.

4.3 Termination of Obligations to Effect Closing; Effects.

(a) Termination. The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect a Closing shall terminate as follows:

(i) upon the mutual written consent of the Company and the Purchasers;

(ii) by the Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv) by either the Company or any Purchaser (with respect to itself only) if the Initial Closing has not occurred on or prior to January 15, 2019.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect a Closing.

(b) Effect of Termination. In the event of termination by the Company or any Purchaser of its obligations to effect a Closing pursuant to this Section 4.3, written notice thereof shall be given promptly to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect a Closing upon written notice to the Company and the other Purchasers. Nothing in this Section 4.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

5. Additional Covenants.

5.1 Reporting Status. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use its reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act. The Company will otherwise take such further action as a Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

5.2 Listing. So long as a Purchaser owns any of the Securities, the Company will use its reasonable efforts to maintain the qualification or listing of its Common Stock, including the Shares, on the Principal Market or an alternative tier of the OTC Markets, NASDAQ Stock Market, New York Stock Exchange or NYSE MKT and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of such exchanges, as applicable.

5.3 Non-Public Information. Other than as contemplated hereby, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. Furthermore, as of the Final Closing Date, if the Company has disclosed any material, non-public information to the Purchaser, the Purchaser has no duty to keep such information confidential following the public announcement of the Offering.

5.4 Equal Treatment of Purchasers. No consideration (including any modification of this Agreement and any other documents or agreements executed in connection with the transaction contemplated hereunder) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise.

6. Miscellaneous.

6.1 Public Statements; Limitation on Information. The Company shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to (A) the transactions contemplated by, and describing the material terms and conditions of, this Agreement and the Offering, (B) the material terms of the Qualifying Contract; and (C) after the Initial Closing and the Final Closing, file a Current Report on Form 8-K within the time required by and in accordance with the requirements of the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the Offering. Neither the Company nor any Purchaser shall issue any other press release with respect to the transactions contemplated hereby nor otherwise make any such public statement without the prior consent of the Company, which consents in each case shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company will not make any public disclosure listing a Purchaser as one of the purchasers of the Securities without that Purchaser’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.

6.2 Governing Law; Jurisdiction: This agreement shall be governed and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. You agree, on behalf of yourself and your representatives, to submit to the jurisdiction of any court of competent jurisdiction located in the State of Florida, County of Duval, to resolve any dispute relating to this agreement and waive any right to move to dismiss or transfer any such action brought in any such court on the basis of any objection to personal jurisdiction or venue.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Notwithstanding the foregoing, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers or their affiliates holding Shares that constitute at least a majority of the Shares then held by the Purchasers and their affiliates).

6.4 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.5 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchasers holding an aggregate of at least 50% of the Shares issued hereunder and outstanding at the time of such consent. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon any holder of any Securities purchased under this Agreement, each future holder of all such securities, and the Company.

6.7 Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other parties for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

6.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or by facsimile or electronic mail, or (B) if from outside the United States, by International Federal Express (or comparable service) or by facsimile or electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail at or prior to 5:30 p.m. (Eastern time) on a Trading Day, on the Trading Day so delivered or, if delivered by facsimile or electronic mail after 5:30 p.m. (Eastern time) on a Trading Day or on a day that is not a Trading Day, the next Trading Day after the date of delivery, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

●	if to the Company, to the address of the Company’s principal office set forth on the first page of this Agreement, Attention: President, facsimile: 904-834-4360, e-mail: derdberg@droneaviationcorp.com, with a copy to (which shall not constitute notice to the Company): Anthony L.G., PLLC, 625 North Flagler Street, Suite 600, , West Palm Beach FL 33401 Attention: Laura Anthony, facsimile: 561-514-0832, email: lanthony@anthonypllc.com.

●	if to a Purchaser, at its address on the signature page to this Agreement.

6.9 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.10 Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.11 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[The Remainder of this Page is Blank; Signature Pages Follow]

In witness whereof, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Drone Aviation Holding Corp.

By:
Name:
Title:

In witness whereof, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Name of Investor

By:
Name:
Title:

Investment Amount (# shares):
Investment Amount ($):
Tax Identification No.:
Jurisdiction of Organization:
Jurisdiction of Principal Place of Operations:

Address for Notice:

Attention:
Telephone:
Facsimile:
E-mail:

Delivery Instructions (if different from above):

Attention:
Telephone:

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Common Shares	Aggregate Purchase Price	Jurisdiction of Organization	Jurisdiction of Principal Place of Operations

DISCLOSURE SCHEDULE

This Disclosure Schedule (this “Disclosure Schedule”), dated as of December 21, 2018, has been prepared and delivered in connection with the Common Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date first written above, by and between Drone Aviation Holding Corp., a Nevada corporation (the “Company”), and certain purchasers identified on the signature pages thereto (the “Purchasers”). All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

The section or subsection numbers in this Disclosure Schedule correspond to the section or subsection numbers in the Purchase Agreement. The matters disclosed in any section or subsection of this Disclosure Schedule with respect to any section or subsection of the Purchase Agreement shall be deemed to qualify the corresponding section or subsection of the Purchase Agreement and any other section and subsection of the Purchase Agreement to the extent the applicability of such matter to such other section or subsection is reasonably apparent on its face.

Nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any party that is not a party to the Purchase Agreement, nor an admission to any such party against Company’s interests, nor an admission that any particular matter disclosed is material. All per share and dollar amounts set forth in this Disclosure Schedule are reflective of a reverse split of the Company’s issued and outstanding Common Stock on a 1 for 40 basis, which was effective on October 30, 2015.

Schedule 2.2(a) – Subsidiaries

Lighter Than Air Systems Corp.

Drone AFS Corp.

Schedule 2.6 – Options and Warrants and Other Convertible Securities

Name	Issuance	Expiration	Strike/ Conversion Price	Outstanding	Vested	Vesting
OPTIONS
Aguilar, David	9/26/18	9/26/2022	$0.65	150,000	-	performance
Aguilar, David	8/3/17	8/3/2021	$0.50	100,000	100,000
Aguilar, David	11/9/17	11/9/2021	$0.50	10,000	10,000
Aguilar/GSIS	1/9/17	1/9/2021	$2.90	100,000	50,000
Brown, Reginald	9/26/18	9/26/2022	$0.65	1,000,000	-	performance
Brown, Reginald	11/9/17	11/9/2021	$0.50	400,000	400,000
Brown, Reginald	8/3/17	8/3/2021	$0.50	365,000	365,000
Brown, Reginald	5/16/18	5/16/2022	$1.00	200,000	200,000
Carpenter, Kendall	9/26/18	9/26/2022	$0.65	425,000	-	performance
Carpenter, Kendall	8/3/17	8/3/2021	$0.50	275,000	275,000
Carpenter, Kendall	11/9/17	11/9/2021	$0.50	170,000	170,000
Carpenter, Kendall	5/16/18	5/16/2022	$1.00	130,000	130,000
Erdberg, Dan	8/3/17	8/3/2021	$0.50	1,140,000	1,140,000
Erdberg, Dan	9/26/18	9/26/2022	$0.65	1,000,000	-	performance
Erdberg, Dan	11/9/17	11/9/2021	$0.50	200,000	200,000
Guerra, Robert	9/26/18	9/26/2022	$0.65	25,000	-	performance
Guerra, Robert	3/28/18	3/28/2022	$1.00	50,000	-	3/28/2019
Guerra, Robert	3/28/18	3/28/2022	$1.00	50,000	-	3/29/2020
Haas, Mike	8/3/17	8/3/2021	$0.50	10,000	10,000

Name	Issuance	Expiration	Strike/ Conversion Price	Outstanding	Vested	Vesting
Haas, Mike	11/9/17	11/9/2021	$0.50	10,000	10,000
Hess, Felicia	8/3/17	8/3/2021	$0.50	1,200,000	1,200,000
Hess, Felicia	9/26/18	9/26/2022	$0.65	1,000,000	-	performance
Hess, Felicia	11/9/17	11/9/2021	$0.50	300,000	300,000
Hoechst, Timothy	9/26/18	9/26/2022	$0.65	25,000	-	performance
Hoechst, Timothy	12/13/17	12/13/2021	$1.00	50,000	-	12/13/2018
Hoechst, Timothy	12/13/17	12/13/2021	$1.00	50,000	-	12/13/2019
Hughes, Art	5/16/18	5/10/2022	$1.00	45,000	-	5/16/2019
Hughes, Art	5/16/18	5/10/2022	$1.00	45,000	-	5/16/2020
Hughes, Art	8/3/17	8/3/2021	$0.50	20,000	20,000
Jackson, Wayne	8/3/17	8/3/2021	$0.50	10,000	10,000
Jackson, Wayne	11/9/17	11/9/2021	$0.50	10,000	10,000
Miller, John	12/13/17	12/13/2021	$1.00	50,000	-	12/13/2018
Miller, John	12/13/17	12/13/2021	$1.00	50,000	-	12/13/2019
Miller, John	9/26/18	9/26/2022	$0.65	25,000	-	performance
Nussbaum, Jay	9/26/18	9/26/2022	$0.65	2,350,000	-	performance
Nussbaum, Jay	11/9/17	11/9/2021	$0.50	900,000	900,000
Nussbaum, Jay	8/3/17	8/3/2021	$0.50	2,000,000	2,000,000
Pinckney, Caleb	5/16/18	5/16/2022	$1.00	20,000	-	5/16/2019
Pinckney, Caleb	5/16/18	5/16/2022	$1.00	20,000	-	5/16/2020
Pinckney, Caleb	8/3/17	8/3/2021	$0.50	10,000	10,000
Total				13,990,000	7,510,000

WARRANTS
Brown, Reginald	4/27/16	4/27/2019	$2.91	20,000	20,000
Dougherty & Co	11/20/15	11/20/2020	$5.00	70,000	70,000
Frost, Dr. Philip	8/3/17	8/3/2021	$0.50	2,000,000	2,000,000
Gertsen, Steve	4/27/16	4/27/2019	$2.91	15,000	15,000
Gertsen, Steve	8/3/17	8/3/2021	$0.50	10,000	10,000
Gertsen, Steve	11/3/17	11/3/2021	$0.50	10,000	10,000
Glickman, Michael	4/27/16	4/27/2019	$2.91	15,000	15,000
Glickman, Michael	11/9/17	11/9/2021	$0.50	10,000	10,000
GSIS	9/26/18	9/26/2022	$1.00	100,000	100,000
Kinney, Pancho	8/3/17	8/3/2021	$0.50	10,000	10,000
Wise, Louis	4/27/16	4/27/2019	$2.91	10,000	10,000
Wise, Louis	8/3/17	8/3/2021	$0.50	10,000	10,000
Total				2,280,000	2,280,000

Other Convertible Securities
Frost Gamma Investments Trust	2016 Convertible Note and accrued interest		$0.50	3,177,411	3,177,411
Nussbaum, Jay	2016 Convertible Note		$0.50	3,000,000	3,000,000
Frost Nevada Investments Trust	2017 Convertible Note and accrued interest		$0.50	4,030,740	4,030,740
Total				10,208,151	10,208,151

Schedule 2.10 – Legal Proceedings

Banco Popular North America. v Aerial Products Corporation d/b/a Southern Balloon Works, et al. (Fourth Judicial Circuit Court, Duval County Florida-Civil Division) Case No. 16:2016:CA-003343

On May 16, 2016, Banco Popular North America (“Banco”) filed a lawsuit in Duval County, Florida in the Circuit Court of the Fourth Judicial Circuit against Aerial Products Corporation d/b/a Southern Balloon Works (“Aerial Products”), Kevin M. Hess, LTAS, and the Company to collect on a delinquent Small Business Administration loan that Banco made in 2007 to Aerial Products with Mr. Hess as the personal guarantor. LTAS and the Company filed an Answer on June 30, 2016 and Responses to Interrogatories on December 16, 2016 and we are now in the discovery phase of litigation. The lawsuit is active and discovery is ongoing. It is our position that neither LTAS nor the Company are continuations of Aerial Products, and LTAS and the Company has denied all allegations made by Banco and is vigorously defending itself. The Company has evaluated the probability of loss as possible but the range of loss is unable to be estimated.

Other than the Banco matter, there are no material claims, actions, suits, proceedings inquiries, labor disputes or investigations pending.